Lithia & Driveway (LAD) Increases Revenue 18%; Reports Diluted EPS of $11.92 and Shares Outstanding Reduced by 10%
________________________________________________

Announces Dividend of $0.42 per Share for Third Quarter

Medford, Oregon, October 19, 2022 - Lithia & Driveway (NYSE: LAD) today reported the highest third quarter revenue and earnings per share in company history.

Third quarter 2022 revenue increased 18% to $7.3 billion from $6.2 billion in the third quarter of 2021.

Third quarter 2022 net income attributable to LAD per diluted share was $11.92, an 18% increase from $10.11 per diluted share reported in the third quarter of 2021. Adjusted third quarter 2022 net income attributable to LAD per diluted share was $11.08, a 1% decrease compared to $11.21 per diluted share in the same period of 2021. Foreign currency exchange negatively impacted earnings per share by $0.54.

Third quarter 2022 net income was $330 million, a 7% increase compared to net income of $309 million in the same period of 2021. Adjusted third quarter 2022 net income was $307 million, a 10% decrease compared to adjusted net income of $342 million for the same period of 2021.

As shown in the attached non-GAAP reconciliation tables, the 2022 third quarter adjusted results exclude an $0.84 per diluted share net non-core benefit related to a net gain on the sale of stores and a non-cash unrealized investment gain, partially offset by acquisition expenses. The 2021 third quarter adjusted results include a $1.10 per diluted share net non-core charge related to a non-cash unrealized investment loss, loss on redemption of senior notes, acquisition expenses, insurance reserves, and asset impairment.

Third Quarter-Over-Quarter Comparisons and 2022 Performance Highlights:

•Revenues increased 18.2%
•Gross profit increased 10.5%
•Vehicle gross profit per unit of $6,139, down $36
•Driveway averaged over 2 million monthly unique visitors in Q3
•Driveway transactions increase by 327%
•Driveway Finance penetration rate rose to over 11% in Q3
•Adjusted SG&A as a percentage of gross profit was 59.6%

“We posted strong results across our business lines this quarter, while navigating the current environment, integrating a steady stream of acquisitions and continuing to grow Driveway and Driveway Finance. Our teams are focused on improving operating leverage as fundamentals normalize across our industry,” said Bryan DeBoer, Lithia & Driveway, President and CEO. “With our size and scale, we are well positioned with financial flexibility and liquidity to continue delivering growth with strong returns as we progress toward achieving our 2025 plan.”

For the first nine months of 2022 revenues increased 29% to $21.2 billion, compared to $16.5 billion in 2021.

Net income attributable to LAD for the first nine months of 2022 was $35.10 per diluted share, compared to $26.91 per diluted share in 2021, an increase of 30%. Adjusted net income attributable to LAD per diluted share for the first nine months of 2022 increased 24% to $35.30 from $28.52 in the same period of 2021. Foreign currency exchange negatively impacted earnings per share by $0.65.

Corporate Development
During the third quarter, LAD acquired six locations, including five Wilde Automotive Group locations in Wisconsin, expanding presence in the North Central region, and Elk Grove Ford in Elk Grove, California. In October, LAD acquired six locations in the Pacific Northwest with Airstream Adventures. LAD has acquired over $3.0 billion in annualized revenues to date in 2022 and $13.3 billion in annualized revenues since the announcement of the 2025 Plan in July 2020.

Balance Sheet Update
LAD ended the third quarter with approximately $1.6 billion in cash and availability on our revolving lines of credit. In addition, unfinanced real estate could provide additional liquidity of approximately $0.4 billion.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.42 per share related to third quarter 2022 financial results. The dividend is expected to be paid on November 18, 2022 to shareholders of record on November 11, 2022.

In 2022, LAD repurchased approximately 2.3 million shares at a weighted average price of approximately $281. Under the current share repurchase authorization, approximately $77 remains available.
Third Quarter Earnings Conference Call and Updated Presentation
The third quarter 2022 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter 2022 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
LAD is a growth company focused on profitably consolidating the largest retail sector in North America through providing personal transportation solutions wherever, whenever, and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ
https://twitter.com/GreenCarsHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor”provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales levels and the supply of inventory
•Our business strategy and plans, including our 2025 Plan and any business expansion

•The growth, expansion, make-up and success of our network, including finding accretive acquisitions and acquiring additional stores
•Annualized revenues from acquired stores
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance, their synergies and other impacts on our business and our ability to meet Driveway-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facility, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Impacts from the continued COVID-19 pandemic on the national and local economies in which we operate, our business operations and consumer demand
•Our compliance with financial and restrictive covenants in our credit facility and other debt agreements
•Our programs and initiatives for employee recruitment, training, and retention
•Our strategies for customer retention, growth, market position, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of the COVID-19 pandemic, inflation and governmental programs and spending
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, our relationship with, and the financial and operational stability of, OEMs and other suppliers
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues:
New vehicle retail	$3,306.9	$2,898.2	14.1%	$9,619.4	$8,237.7	16.8%
Used vehicle retail	2,465.8	2,079.5	18.6	7,197.0	5,236.6	37.4
Used vehicle wholesale	363.2	260.9	39.2	1,131.5	613.5	84.4
Finance and insurance	333.3	297.0	12.2	977.0	765.0	27.7
Service, body and parts	712.2	578.3	23.2	2,022.6	1,503.4	34.5
Fleet and other	114.3	55.9	104.5	293.8	166.0	77.0
Total revenues	7,295.7	6,169.8	18.2%	21,241.3	16,522.2	28.6%
Cost of sales:
New vehicle retail	2,903.2	2,548.9	13.9	8,403.9	7,418.0	13.3
Used vehicle retail	2,264.5	1,846.9	22.6	6,533.6	4,635.2	41.0
Used vehicle wholesale	374.8	255.2	46.9	1,131.5	586.8	92.8
Service, body and parts	328.0	275.8	18.9	945.9	704.3	34.3
Fleet and other	111.0	53.9	105.9	283.1	162.7	74.0
Total cost of sales	5,981.5	4,980.7	20.1	17,298.0	13,507.0	28.1
Gross profit	1,314.2	1,189.1	10.5%	3,943.3	3,015.2	30.8%
Asset impairments	—	1.9	(100.0)	—	1.9	(100.0)
SG&A expense	749.2	673.3	11.3	2,256.8	1,757.6	28.4
Depreciation and amortization	41.9	34.4	21.8	122.1	91.5	33.4
Income from operations	523.1	479.5	9.1%	1,564.4	1,164.2	34.4%
Floor plan interest expense	(10.7)	(3.6)	197.2	(19.4)	(17.0)	14.1
Other interest expense	(49.6)	(28.0)	77.1	(114.1)	(79.6)	43.3
Other income (expense), net	(7.1)	(25.7)	NM	(37.0)	(14.6)	NM
Income before income taxes	455.7	422.2	7.9%	1,393.9	1,053.0	32.4%
Income tax expense	(125.4)	(113.2)	10.8	(382.1)	(282.9)	35.1
Income tax rate	27.5%	26.8%		27.4%	26.9%
Net income	$330.3	$309.0	6.9%	$1,011.8	$770.1	31.4%
Net income attributable to non-controlling interests	0.5	(0.8)	(162.5)%	(3.9)	(0.8)	387.5%
Net income attributable to redeemable non-controlling interest	(1.2)	(0.3)	300.0%	(4.5)	(0.3)	1,400.0%
Net income attributable to LAD	$329.6	$307.9	7.0%	$1,003.4	$769.0	30.5%

Diluted earnings per share attributable to LAD:
Net income per share	$11.92	$10.11	17.9%	$35.10	$26.91	30.4%

Diluted shares outstanding	27.6	30.5	(9.5)%	28.6	28.6	—%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2022	2021	(Decrease)		2022	2021	(Decrease)
Gross margin
New vehicle retail	12.2%	12.1%	10	bps	12.6%	10.0%	260	bps
Used vehicle retail	8.2	11.2	(300)		9.2	11.5	(230)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	54.0	52.3	170		53.2	53.2	—
Gross profit margin	18.0	19.3	(130)		18.6	18.2	40

Unit sales
New vehicle retail	69,743	66,894	4.3%		203,437	195,934	3.8%
Used vehicle retail	81,215	76,362	6.4		235,930	205,643	14.7
Total retail units sold	150,958	143,256	5.4		439,367	401,577	9.4

Average selling price
New vehicle retail	$47,416	$43,325	9.4%		$47,284	$42,043	12.5%
Used vehicle retail	30,361	27,233	11.5		30,505	25,464	19.8

Average gross profit per unit
New vehicle retail	$5,789	$5,221	10.9%		$5,975	$4,184	42.8%
Used vehicle retail	2,478	3,046	(18.6)		2,812	2,924	(3.8)
Finance and insurance	2,208	2,074	6.5		2,224	1,905	16.7
Total vehicle(1)	6,139	6,175	(0.6)		6,500	5,510	18.0

Revenue mix
New vehicle retail	45.3%	47.0%			45.3%	49.9%
Used vehicle retail	33.8	33.7			33.9	31.7
Used vehicle wholesale	5.0	4.2			5.3	3.7
Finance and insurance, net	4.6	4.8			4.6	4.6
Service, body and parts	9.8	9.4			9.5	9.1
Fleet and other	1.5	0.9			1.4	1.0

Gross Profit Mix
New vehicle retail	30.7%	29.4%			30.8%	27.2%
Used vehicle retail	15.3	19.6			16.8	19.9
Used vehicle wholesale	(0.9)	0.5			—	0.9
Finance and insurance, net	25.4	25.0			24.8	25.4
Service, body and parts	29.2	25.3			27.3	26.5
Fleet and other	0.3	0.2			0.3	0.1

	Adjusted		As reported		Adjusted		As reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
Other metrics	2022	2021	2022	2021	2022	2021	2022	2021
SG&A as a % of revenue	10.7%	10.8%	10.3%	10.9%	10.8%	10.5%	10.6%	10.6%
SG&A as a % of gross profit	59.6	55.8	57.0	56.6	58.2	57.4	57.2	58.3
Operating profit as a % of revenue	6.7	8.0	7.2	7.8	7.2	7.2	7.4	7.0
Operating profit as a % of gross profit	37.2	41.3	39.8	40.3	38.7	39.6	39.7	38.6
Pretax margin	5.8	7.6	6.2	6.8	6.5	6.8	6.6	6.4
Net profit margin	4.2	5.5	4.5	5.0	4.8	4.9	4.8	4.7
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2022	2021	(Decrease)		2022	2021	(Decrease)
Revenues
New vehicle retail	$2,770.4	$2,824.5	(1.9)%		$7,316.1	$7,896.8	(7.4)%
Used vehicle retail	2,180.2	2,033.7	7.2		5,908.5	5,058.5	16.8
Finance and insurance	285.7	289.0	(1.1)		762.4	736.9	3.5
Service, body and parts	615.2	564.6	9.0		1,599.7	1,450.0	10.3
Total revenues	6,245.9	6,021.1	3.7		16,585.1	15,891.5	4.4

Gross profit
New vehicle retail	$334.6	$342.2	(2.2)%		$922.3	$791.5	16.5%
Used vehicle retail	174.9	228.6	(23.5)		534.1	582.3	(8.3)
Finance and insurance	285.7	289.0	(1.1)		762.4	736.9	3.5
Service, body and parts	331.9	294.5	12.7		864.5	771.6	12.0
Total gross profit	1,117.2	1,161.8	(3.8)		3,081.3	2,912.3	5.8

Gross margin
New vehicle retail	12.1%	12.1%	—	bps	12.6%	10.0%	260	bps
Used vehicle retail	8.0	11.2	(320)		9.0	11.5	(250)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	53.9	52.2	170		54.0	53.2	80
Gross profit margin	17.9	19.3	(140)		18.6	18.3	30

Unit sales
New vehicle retail	58,086	64,873	(10.5)%		152,689	187,024	(18.4)%
Used vehicle retail	72,292	74,363	(2.8)		194,946	197,621	(1.4)

Average selling price
New vehicle retail	$47,695	$43,540	9.5%		$47,915	$42,224	13.5%
Used vehicle retail	30,158	27,348	10.3		30,308	25,597	18.4

Average gross profit per unit
New vehicle retail	$5,761	$5,275	9.2%		$6,040	$4,232	42.7%
Used vehicle retail	2,419	3,074	(21.3)		2,740	2,947	(7.0)
Finance and insurance	2,191	2,075	5.6		2,193	1,916	14.5
Total vehicle(1)	6,007	6,215	(3.3)		6,356	5,557	14.4
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	As of
	September 30,	December 31,	September 30,
	2022	2021	2021
Days Supply(1)
New vehicle inventory	39	24	24
Used vehicle inventory	65	61	48
(1) Days supply calculated based on current inventory levels, including in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of September 30, 2022
Fixed charge coverage ratio	Not less than 1.20 to 1	2.24 to 1
Leverage ratio	Not more than 5.75 to 1	1.50 to 1

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 30, 2022	December 31, 2021
Cash, restricted cash, and cash equivalents	$233.0	$174.8
Trade receivables, net	1,009.1	910.0
Inventories, net	3,309.3	2,385.5
Other current assets	135.4	63.0
Total current assets	$4,686.8	$3,533.3

Property and equipment, net	3,473.0	3,052.6
Intangibles	3,329.9	1,776.4
Other non-current assets	2,584.8	2,784.6
Total assets	$14,074.5	$11,146.9

Floor plan notes payable	1,662.9	1,190.1
Other current liabilities	1,163.7	1,212.7
Total current liabilities	$2,826.6	$2,402.8

Long-term debt	5,222.3	3,185.7
Other long-term liabilities and deferred revenue	997.4	895.2
Total liabilities	$9,046.3	$6,483.7

Equity	5,028.2	4,663.2
Total liabilities & equity	$14,074.5	$11,146.9

LAD
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
	2022	2021
Net income	$1,011.8	$770.1
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	—	1.9
Depreciation and amortization	122.1	91.5
Stock-based compensation	31.7	25.6
Loss on redemption of senior notes	—	10.3
Gain on disposal of assets	(0.4)	(2.5)
Loss (gain) on sale of franchises	(49.6)	5.2
Unrealized investment loss (gain)	32.6	22.3
Deferred income taxes	63.5	25.6
Amortization of operating lease right-of-use assets	37.6	27.0
(Increase) decrease:
Trade receivables, net	(54.0)	(85.0)
Inventories	(852.4)	1,003.2
Other assets	(1,032.5)	(338.4)
Increase:
Floor plan notes payable, net	101.1	91.3
Trade payables	9.3	97.2
Accrued liabilities	19.1	236.9
Other long-term liabilities and deferred revenue	42.6	19.7
Net cash provided by (used in) operating activities	$(517.5)	$2,001.9

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
Net cash provided by operating activities	2022	2021
As reported	$(517.5)	$2,001.9
Floor plan notes payable, non-trade, net	429.6	(840.9)
Non-recourse notes payable, net	419.4	236.0
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(72.4)	(271.5)
Adjusted	$259.1	$1,125.5

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended September 30, 2022
	As reported	Net disposal gain on sale of stores	Investment gain	Acquisition expenses	Adjusted
Selling, general and administrative	$749.2	$36.5	$—	$(2.0)	$783.7
Operating income	523.1	(36.5)	—	2.0	488.6
Other income (expense), net	(7.1)	—	(0.3)	—	(7.4)

Income before income taxes	455.7	(36.5)	(0.3)	2.0	420.9
Income tax (provision) benefit	(125.4)	9.8	—	1.9	(113.7)
Net income	$330.3	$(26.7)	$(0.3)	$3.9	$307.2
Net income attributable to non-controlling interests	0.5	—	—	—	0.5
Net income attributable to redeemable non-controlling interest	(1.2)	—	—	—	(1.2)
Net income attributable to LAD	$329.6	$(26.7)	$(0.3)	$3.9	$306.5

Diluted earnings per share attributable to LAD	$11.92	$(0.97)	$(0.01)	$0.14	$11.08
Diluted share count	27.6

	Three Months Ended September 30, 2021
	As reported	Asset impairment	Investment loss	Insurance reserves	Acquisition expenses	Loss on redemption of senior notes	Adjusted
Asset impairments	$1.9	$(1.9)	$—	$—	$—	$—	$—
Selling, general and administrative	673.3	—	—	(3.4)	(6.3)	—	663.6
Operating income	479.5	1.9	—	3.4	6.3	—	491.1
Other income (expense), net	(25.7)	—	23.2	—	—	10.3	7.8

Income before income taxes	422.2	1.9	23.2	3.4	6.3	10.3	467.3
Income tax (provision) benefit	(113.2)	(0.5)	(6.2)	(0.9)	(1.4)	(2.7)	(124.9)
Net income	$309.0	$1.4	$17.0	$2.5	$4.9	$7.6	$342.3
Net income attributable to non-controlling interests	$(0.8)	$—	$—	$—	$—	$—	$(0.8)
Net income attributable to redeemable non-controlling interest	$(0.3)	$—	$—	$—	$—	$—	$(0.3)
Net income attributable to LAD	$307.9	$1.4	$17.0	$2.5	$4.9	$7.6	$341.3

Diluted earnings per share attributable to LAD	$10.11	$0.05	$0.56	$0.08	$0.16	$0.25	$11.21
Diluted share count	30.5

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Nine Months Ended September 30, 2022
	As reported	Net disposal gain on sale of stores	Investment loss	Acquisition expenses	Adjusted
Selling, general and administrative	$2,256.8	$49.6	$—	$(10.1)	$2,296.3
Operating income	1,564.4	(49.6)	—	10.1	1,524.9
Other income (expense), net	(37.0)	—	32.6	—	(4.4)

Income before income taxes	1,393.9	(49.6)	32.6	10.1	1,387.0
Income tax (provision) benefit	(382.1)	13.2	—	(0.5)	(369.4)
Net income	$1,011.8	$(36.4)	$32.6	$9.6	$1,017.6
Net income attributable to non-controlling interests	(3.9)	—	—	—	(3.9)
Net income attributable to redeemable non-controlling interest	(4.5)	—	—	—	(4.5)
Net income attributable to LAD	$1,003.4	$(36.4)	$32.6	$9.6	$1,009.2

Diluted earnings per share attributable to LAD	$35.10	$(1.27)	$1.14	$0.33	$35.30
Diluted share count	28.6

	Nine Months Ended September 30, 2021
	As reported	Net disposal loss on sale of stores	Asset impairment	Investment loss	Insurance reserves	Acquisition expenses	Loss on redemption of senior notes	Adjusted
Asset impairments	$1.9	$—	$(1.9)	$—	$—	$—	$—	$—
Selling, general and administrative	1,757.6	(5.2)	—	—	(5.0)	(17.9)	—	1,729.5
Operating income	1,164.2	5.2	1.9	—	5.0	17.9	—	1,194.2
Other income (expense), net	(14.6)	—	—	22.3	—	—	10.3	18.0

Income before income taxes	1,053.0	5.2	1.9	22.3	5.0	17.9	10.3	1,115.6
Income tax (provision) benefit	(282.9)	(1.4)	(0.5)	(6.0)	(1.4)	(4.5)	(2.7)	(299.4)
Net income	$770.1	$3.8	$1.4	$16.3	$3.6	$13.4	$7.6	$816.2
Net income attributable to non-controlling interests	(0.8)	—	—	—	—	—	—	(0.8)
Net income attributable to redeemable non-controlling interest	(0.3)	—	—	—	—	—	—	(0.3)
Net income attributable to LAD	$769.0	$3.8	$1.4	$16.3	$3.6	$13.4	$7.6	$815.1

Diluted earnings per share attributable to LAD	$26.91	$0.13	$0.05	$0.57	$0.13	$0.47	$0.26	$28.52
Diluted share count	28.6

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$330.3	$309.0	6.9%	$1,011.8	$770.1	31.4%
Flooring interest expense	10.7	3.6	197.2	19.4	17.0	14.1
Other interest expense	49.6	28.0	77.1	114.1	79.6	43.3
Income tax expense	125.4	113.2	10.8	382.1	282.9	35.1
Depreciation and amortization	41.9	34.4	21.8	122.1	91.5	33.4
EBITDA	$557.9	$488.2	14.3%	$1,649.5	$1,241.1	32.9%

Other adjustments:
Less: flooring interest expense	$(10.7)	$(3.6)	197.2	$(19.4)	$(17.0)	14.1
Less: used vehicle line of credit interest	(2.6)	—	NM	(4.8)	—	NM
Add: acquisition expenses	2.0	6.3	(68.3)	10.1	17.9	(43.6)
Add: loss (gain) on divestitures	(36.5)	—	NM	(49.6)	5.2	NM
Add: investment loss (gain)	(0.3)	23.2	(101.3)	32.6	22.3	NM
Add: insurance reserves	—	3.4	NM	—	5.0	NM
Add: loss on redemption of senior notes	—	10.3	NM	—	10.3	NM
Add: asset impairment	—	1.9	NM	—	1.9	NM
Adjusted EBITDA	$509.8	$529.7	(3.8)%	$1,618.4	$1,286.7	25.8%
NM - not meaningful

	As of				%
	September 30,				Increase
Net Debt to Adjusted EBITDA	2022		2021		(Decrease)
Floor plan notes payable: non-trade	$1,208.1		$688.9		75.4%
Floor plan notes payable	454.8		329.4		38.1
Used and service loaner vehicle inventory financing facility	1,061.8		—		NM
Revolving lines of credit	1,396.0		404.8		244.9
Real estate mortgages	545.3		606.0		(10.0)
Finance lease obligations	113.8		54.1		110.4
Asset backed notes	494.1		—		NM
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Other debt	1.5		2.1		(28.6)
Unamortized debt issuance costs	(26.8)		(24.0)		11.7
Total debt	$6,998.6		$3,811.3		83.6%

Less: Floor plan related debt	$(2,724.7)		$(1,018.3)		167.6%
Less: Cash, restricted cash, and cash equivalents	(233.0)		(152.8)		52.5
Less: Availability on used vehicle and service loaner financing facilities	(34.3)		(707.1)		(95.1)
Net Debt	$4,006.6		$1,933.1		107.3%

TTM Adjusted EBITDA	$2,150.9		$1,552.0		38.6%

Net debt to Adjusted EBITDA	1.86	x	1.25	x
NM - not meaningful